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                                                                     EXHIBIT 23.

INDEPENDENT AUDITORS' CONSENT

Microsoft Corporation:

We consent to the incorporation by reference in Registration Statement Numbers 33-06335, 33-18381, 33-25575, 33-33695, and 33-37623 (Microsoft Corporation 1981
Stock Option Plan), 33-44302 and 33-51583 (Microsoft Corporation 1991 Stock Option Plan), 33-37622 (Microsoft Corporation 1991 Employee Stock Purchase
Plan), 33-10732 (Microsoft Corporation Savings Plus Plan), 33-36498 (Microsoft Corporation Stock Option Plan for Non-Employee Directors) and 33-45617 (Microsoft Corporation Stock Option Plan for Consultants and Advisors) of Microsoft Corporation on Forms S-8 and 33-29823, 33-34794, 33-36347, 33-46958,
33-49496, 33-56039, 33-57277, 33-57899, 33-58867, 33-62725, 33-63471, 33-64870,
333-857, 333-1177, 333-2759, 333-5961, and 333-8081 of Microsoft Corporation on
Forms S-3 of our report dated July 22, 1996 appearing in and incorporated by reference in this Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1996.



/S/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Seattle, Washington
September 25, 1996